UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2016

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CHINA GEWANG BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

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Nevada	0-54451	42-1769584
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Xita 23C, Star International, No. 8 Jinsui Road, Pearl River New Town,

 Guangzhou Province, P.R. China 510623

(Address of Principal Executive Office) (Zip Code)

86-024-2397-4663

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sale of Equity Securities

On January 18, 2016 the Registrant sold an aggregate of 12,000,000 shares of common stock to four individuals in a private offering.  None of the purchasers was affiliated with the Registrant. The purchase price for the shares was three Renminbi (approx. US$0.4561) per share, or a total of 36 million Renminbi (approx. US$5,473,200). The purchase price was paid by the investors to Guangdong Gewang Biotechnology Co., Ltd., which is managed by a wholly-owned subsidiary of the Registrant and accounted for as a variable interest entity with respect to the Registrant.

The shares were sold to individuals who are accredited investors and were purchasing for their own accounts.  The offering, therefore, was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) and Section 4(5) of the Securities Act.  The offering was also sold in compliance with the exemption from registration provided by Regulation S, as all of the purchasers are residents of the People’s Republic of China.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

China Gewang Biotechnology, Inc.

Date: January 25, 2016	By:	/s/ Shili Zhang Shili Zhang, Chief Executive Officer

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